EXHIBIT 10.23

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into by and between American Rag Cie, LLC (“ARC LLC”), American Rag Cie II (“ARC II”), World Denim Bar, LLC (“WDB”), Café Beau Soleil, LLC (“CBS”), Mark I. Werts (“Werts”) and Larry C. Russ (“Russ”) (collectively the “American Rag Parties”) on the one hand, and Tarrant Apparel Group (“Tarrant”), Private Brands, Inc. (“Private Brands”), Gerard Guez (“Guez”), and Todd Kay (“Kay”) (collectively “the Tarrant Parties”), on the other hand. The American Rag Parties and the Tarrant Parties are each a “Party” and collectively “the Parties.”

RECITALS

WHEREAS, the Parties are currently engaged in litigation captioned American Rag Cie, LLC et al. v. Private Brands, Inc. et al., including the cross-action, Los Angeles Superior Court Case No. BC 384428 (the “Action”).

WHEREAS, subject to and consistent with the terms of this Agreement, the Parties desire to settle, compromise and release all claims asserted in Action, or that could have been asserted in the Action, known or unknown, as well as any and all other grievances, disputes, controversies, differences, demands and claims that now exist or that may arise in the future against one another, regardless of whether such claims are known or unknown, based upon any conduct or event occurring up to the Effective Date (defined below).

NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following:

TERMS OF AGREEMENT

1. Effective Date. This Agreement shall become effective (“the Effective Date”) upon execution of this Agreement by all Parties hereto, as well as full execution of each of the documents exhibited hereto.

2. Transfer of Ownership Interest in American Rag Cie, LLC. Concurrently with the execution of this Agreement, Tarrant shall surrender and transfer to ARC LLC its 45% membership interest in ARC LLC as well as all of its shares in American Rag Compagnie, Inc., a California Corporation (“ARCompagnie”). Said transfer shall be effected by full and complete execution, concurrently with the execution of this Agreement, of the Securities Redemption Agreements related to ARC, LLC and ARCompagnie, respectively, attached hereto as Exhibits A and B hereto, Amendment to Limited Liability Company Operating Agreement of ARC LLC (Exhibit C) and Assignment Agreements relating to ARC, LLC and ARCompagnie (Exhibits D and E).

3. Amended License Agreement. Concurrently with the execution hereof, ARC LLC and Private Brands shall enter into the Amended License Agreement attached hereto as Exhibit F.

4. Release of Claim to “World Denim Bar” And “Café Beau Soleil” Marks. The Tarrant Parties hereby waive and release any claim or interest in the “World Denim Bar” and “Café Beau Soleil” marks and related businesses.

5. Dismissal of the Action. Promptly following the Effective Date, the Parties shall execute a stipulation to dissolve the injunction entered by the court in the Action. Promptly upon entry of an order dissolving the injunction, the parties shall direct their counsel to file a dismissal of the Action, including all cross-claims, with prejudice, with all Parties to bear their own attorneys’ fees and costs.

6. Enforcement by Motion Pursuant to Code of Civil Procedure § 664.6. This Agreement shall be enforceable pursuant to the provisions of the California Code of Civil Procedure § 664.6. In any proceedings brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs incurred in connection therewith.

7. Release of the Tarrant Parties. Except as to the obligations created by this Agreement, including its exhibits, upon the Effective Date, the American Rag Parties, and each of them, on their own behalf and, as applicable, on behalf of their parent companies, subsidiaries and affiliates, and all of the past and present directors, officers, members, employees, contractors, partnerships, companies, agents, attorneys, executors, heirs, successors and assigns of any of the foregoing, forever release and fully discharge the Tarrant Parties, and each of them and, as applicable, each of their respective parent companies, subsidiaries and affiliates, and all of the past and present directors, officers, members, employees, contractors, partnerships, companies, agents, attorneys, executors, heirs, successors and assigns of any of the foregoing (“the Tarrant Releasees”), from all claims including, but not limited to, those claims asserted in the Action or that could have been asserted in the Action or otherwise, whether known or unknown, apparent or concealed, suspected or unsuspected, arising in tort, contract or otherwise, and whether existing in the past or the present or the future, based upon any conduct or event occurring up to the Effective Date.

8. Release of the American Rag Parties. Except as to the obligations created by this Agreement, including its exhibits, upon the Effective Date, the Tarrant Parties, and each of them, on their own behalf and, as applicable, on behalf of their parent companies, subsidiaries and affiliates, and all of the past and present directors, officers, members, employees, contractors, partnerships, companies, agents, attorneys, executors, heirs, successors and assigns of any of the foregoing, forever release and fully discharge the American Rag Parties, and each of them and, as applicable, each of their respective parent companies, subsidiaries and affiliates, and all of the past and present directors, officers, members, employees, contractors, partnerships, companies, agents, attorneys, executors, heirs, successors and assigns of any of the foregoing (“the American Rag Releasees”), from all claims including, but not limited to, those claims asserted in the Action or that could have been asserted in the Action or otherwise, whether known or unknown, apparent or concealed, suspected or unsuspected, arising in tort, contract or otherwise, and whether existing in the past or the present or the future, based upon any conduct or event occurring up to the Effective Date.

9. Settlement Agreement in Werts v. Tarrant Apparel Group. Notwithstanding any provision of this Agreement, including the releases and integration clause contained herein, this Agreement shall have no effect on the continued obligations of Werts, Tarrant and Guez under that certain Settlement Agreement and Release entered into in or about February 2008 by which those parties settled Case No. BC 362 700.

10. Waiver of Civil Code § 1542. Each Party acknowledges the risk that subsequent to the execution of this Agreement, a Party may discover facts or may incur, suffer or discover losses, damage or injuries which are unknown and unanticipated at the time this Agreement is executed, which if known on the date of execution of this Agreement, may have materially affected his, her or its decision to give the release contained in this Agreement. Despite this knowledge and understanding, each Party hereby assumes the risk of such unknown and unanticipated facts and claims and, except as otherwise provided in this Agreement, hereby waives any alleged right to set aside or rescind this Agreement and any and all rights under California Civil Code § 1542 (and similar laws in other jurisdictions), which section has been duly explained to and is understood by each Party, and which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

11. Representations and Warranties.

11.1 No Assignment. Each of the undersigned Parties represents and warrants that with respect to the respective releases given by the Parties hereto, no portion of any claim, right, demand, action or cause of action released hereunder, and no portion of any recovery or settlement to which any Party might be entitled based upon any such claim, right, demand, action or cause of action, has been assigned or transferred to any other person, firm or corporation, in any manner, including by way of subrogation, operation of law, attorneys’ lien, or otherwise. Further, each of the undersigned Parties individually represents and warrants that he, she or it has the right, power and authority to enter into this Agreement.

11.2 Representation by Counsel. Each of the undersigned Parties represents and warrants that he, she or it has been represented by legal counsel of its choosing in connection with this Agreement and the settlement to which it relates and executes it knowingly and voluntarily after receiving such legal advice, and that, in executing this Agreement, the Parties represent and acknowledge that they have been fully advised by their legal counsel as to their rights and consequences of signing this Agreement. The Parties further represent and acknowledge that they fully understand and appreciate the meaning of each of the terms of this Agreement and that they understand that they may be waiving legal rights or claims by signing this Agreement and that they are voluntarily entering into this Agreement with a full and complete understanding of its terms and legal effect and with the intent to be legally bound by this Agreement.

11.3 Reliance. Each of the undersigned Parties represents and warrants that, in executing this Agreement, he, she or it has relied solely on the statements expressly set forth herein, and has placed no reliance whatsoever on any statement, representation, or promise of any other Party, or any other person or entity, not expressly set forth herein, or upon the failure of any other Party or any other person or entity to make any statement, representation or disclosure of anything whatsoever. The discovery by any Party, subsequent to the execution of this Agreement, of any facts not heretofore known to that Party, or that the facts or law upon which any Party relied in executing this Agreement were not as that Party believed it to be, shall not constitute grounds for declaring this Agreement void, avoidable or otherwise unenforceable. This paragraph is intended by the Parties to preclude any claim that any Party was fraudulently induced to enter this Agreement, or was induced to enter this Agreement by a mistake of fact or law.

11.4 Investigation. Each of the Parties represents and warrants that it has made such investigation as it deems necessary or desirable of all matters contained in or related to this Agreement.

12. General Provisions.

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to California’s choice of law rules. This Agreement is to be performed within the County of Los Angeles, State of California.

12.2 Full Satisfaction. This Agreement, and the rights and benefits provided by it, are acknowledged by the Parties to be in full and complete settlement and satisfaction of the claims that are released.

12.3 No Admissions. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement. Neither the fact of this Agreement, its terms and conditions, nor any action taken or statements made by the Parties in connection with this Agreement shall ever, under any circumstances, be deemed or construed to be: (i) an admission of the truth or falsity of the claims asserted in the Action; or (ii) an acknowledgement or admission by any Party of any fault or liability whatsoever.

12.4 Entitled Costs. The Parties shall bear their own costs and attorneys’ fees incurred in the Action.

12.5 Authority. Each person and entity executing this Agreement has full power and authority to do so, and all necessary resolutions and authorizations have been obtained.

12.6 Integration. Except as otherwise stated herein, this Agreement contains the entire and only understanding between the Parties and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations and understandings. The Parties, and each of them, represent and agree that no promise, statement or inducement has been made that caused him/her/it to sign this Agreement, other than those expressly set forth in this Agreement. Any and all representations that any Party considers to be material to his/her/its decision to enter into this Agreement have been included in this Agreement and each Party agrees that any alleged representation not included in this Agreement was not material to his/her/its decision to enter into this Agreement. This Agreement shall be accepted as conclusive proof that any reliance by any Party on any alleged representation not included in this Agreement shall not be justified. Each Party further agrees that no other Party owes an obligation to disclose any fact or, if such obligation exists, each Party relieves the other Parties of such obligation. In any action where any Party contends that any other Party has made any representation, or failed to disclose any fact, and such contention is inconsistent with this paragraph, the court, arbitrator or other tribunal shall summarily dismiss any such claim, even if the applicable law would not support such summary dismissal.

12.7 Modification. This Agreement may not be altered, amended, or extinguished except by a writing which expressly refers to this instrument and is signed subsequent to the date of this instrument by duly authorized representatives of all Parties hereto.

12.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors, and assigns of the Parties.

12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by facsimile and scanned signatures shall be of the same force and effect as if in original ink.

12.10 Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

12.11 Interpretation. This Agreement shall be interpreted as if jointly drafted by the Parties, and no provision shall be interpreted against any Party because such provision was drafted by that Party.

12.12 Severability. If any portion of this Agreement is found invalid, that portion may be severed from the Agreement and shall not affect the validity of the remainder of the Agreement.

12.13 Confidentiality. The Parties confirm and agree that the terms and contents of this Agreement are confidential and proprietary trade secrets.

IN WITNESS WHEREOF, the Parties have approved and executed this Agreement on the dates set forth opposite their respective signatures.

Dated: December 18, 2008

AMERICAN RAG CIE, LLC

By	AMERICAN RAG CIE II, ITS SOLE MEMBER

By:	/S/ MARK WERTS
Mark Werts
Its:	President/CEO

Dated: December 18, 2008	AMERICAN RAG CIE II

	By:	/S/ MARK WERTS
Mark Werts
	Its:	President/CEO

Dated: December 18, 2008	WORLD DENIM BAR, LLC

	By:	/S/ MARK WERTS
Mark Werts
	Its:	Managing Member

Dated: December 18, 2008	CAFÉ BEAU SOLEIL, LLC

	By:	/S/ MARK WERTS
Mark Werts
	Its:	Managing Member

Dated: December 18, 2008		/S/ MARK I. WERTS
Mark I. Werts

Dated: December 18, 2008		/S/ LARRY C. RUSS
Larry C. Russ

Dated: December 18, 2008	TARRANT APPAREL GROUP

	By:	/S/ PATRICK CHOW
Patrick Chow
	Its:	Chief Financial Officer

Dated: December 18, 2008	PRIVATE BRANDS, INC.

	By:	/S/ PATRICK CHOW
Patrick Chow
	Its:	Chief Financial Officer

Dated: December 18, 2008		/S/ GERARD GUEZ
Gerard Guez

Dated: December 18, 2008		/S/ TODD KAY
Todd Kay